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                                                                     EXHIBIT 4.1




                               FIFTH AMENDMENT TO
                                CREDIT AGREEMENT


                                      Among


                      ALLEGHENY TECHNOLOGIES INCORPORATED,
               (FORMERLY KNOWN AS ALLEGHENY TELEDYNE INCORPORATED)
                                 as the Borrower


                    THE FINANCIAL INSTITUTIONS PARTY THERETO
                                 as the Lenders


         BANK OF AMERICA, N.A. (FORMERLY BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION)
                            THE CHASE MANHATTAN BANK
                                MELLON BANK, N.A.
                                       and
                         PNC BANK, NATIONAL ASSOCIATION
                               as Managing Agents


                                       and


                         PNC BANK, NATIONAL ASSOCIATION
                  as the Documentation and Administrative Agent



                  Dated as of and Effective nunc pro tunc as of

                                December 29, 2000


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                       FIFTH AMENDMENT TO CREDIT AGREEMENT


         THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the "Fifth Amendment") dated as of and effective nunc pro tunc as of December 29, 2000, to that certain Credit Agreement dated as of August 30, 1996, as amended by the First Amendment to Credit Agreement dated as of August 31, 1997, the Second Amendment to Credit Agreement dated as of March 24, 1998, the Third Amendment to Credit Agreement dated as of March 30, 1999, and the Fourth Amendment and Waiver to Credit Agreement dated as of August 6, 1999 (the Credit Agreement together with the exhibits and schedules thereto and all modifications, amendments, extensions, renewals, substitutions or replacements prior to the date hereof, the "Existing Agreement"), among ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (formerly known as Allegheny Teledyne Incorporated), as the borrower (the "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages hereto and each other financial institution which from time to time becomes a party hereto in accordance with Section 9.6a (individually a "Lender" and collectively the "Lenders"), BANK OF AMERICA, N.A. (formerly Bank of America National Trust and Savings Association), THE CHASE MANHATTAN BANK, MELLON BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION as Managing Agents (individually a "Managing Agent" and collectively the "Managing Agents") and PNC BANK, NATIONAL ASSOCIATION, a national banking association, Documentation and Administrative Agent for the Lenders (in such capacity the "Agent").

                                   WITNESSETH:

         WHEREAS, the Borrower and the initial Lenders, the Managing Agents and the Agent entered into the Existing Agreement pursuant to which the Lenders made certain financial accommodations available to the Borrower including a Revolving Credit Commitment;

         WHEREAS, the Borrower and the Lenders, the Managing Agents and the Agent desire to amend the Existing Agreement as set forth herein.

         NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the Borrower, the Lenders, the Managing Agents and the Agent, with the intent to be legally bound hereby, agree that the Existing Agreement shall be amended as follows:

                                    ARTICLE I

                        AMENDMENTS TO EXISTING AGREEMENT

         SECTION 1.01. ADDITIONAL DEFINITIONS. Section 1.1 of the Existing Agreement is hereby amended such that the following definition shall be added thereto in the appropriate alphabetical order:



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         "Fifth Amendment" means the Fifth Amendment to Credit Agreement and
Waiver among the Borrower, the Lenders, the Managing Agents and the Agent dated as of and effective nunc pro tunc as of December 29, 2000.

         "Fifth Amendment Effective Date" shall mean December 29, 2000.

         "Rodney Metals" the Rodney Metals division of TDY Industries, which consists of assets which produce stainless steel and specialty metal strip together with other related products.

         "TDY Industries" means TDY Industries, Inc., a California corporation.

         "TILLC" means TDY Holdings, LLC, a Delaware limited liability company, having as its sole member the Borrower.

         SECTION 1.02. AMENDMENT TO SECTION 4.11. Section 4.11 of the Existing Agreement is amended and restated in its entirety to read as follows:

                  SECTION 4.11 OWNERSHIP OF OPERATING SUBSIDIARIES. After the Fifth Amendment Effective Date, the Borrower shall at all times, directly or indirectly through one or more wholly-owned Subsidiaries, be the legal and beneficial owner of, and shall retain all voting rights relating to, all of the issued and outstanding capital stock of ATI Funding, TILLC, OREMET, ALC and TDY Industries.

         SECTION 1.03. AMENDMENT TO SECTION 5.5. Section 5.5 of the Existing Agreement is amended and restated in entirety to read as follows:

                  5.5 SALES OF ASSETS. The Borrower shall not nor shall it permit any Consolidated Subsidiary to enter into any arrangement, direct or indirect, pursuant to which the Borrower or any Consolidated Subsidiary shall sell or otherwise transfer or dispose of any property, real, personal or mixed, whether now owned or hereafter acquired, except (i) sales, transfers or dispositions in the ordinary course of business, (ii) the sale, transfer or other disposition of the stock or assets set forth on Schedule 5.5, (iii) sales, transfers or dispositions of assets (A) by any one of the Borrower, ATI Funding, TILLC, OREMET, ALC, TDY Industries or any other direct or indirect wholly-owned Subsidiary of any of the Borrower, ATI Funding, TILLC, OREMET, ALC or TDY Industries, (B) to any one or more of the Borrower, ATI Funding, TILLC, OREMET, ALC, TDY Industries or any direct or indirect wholly-owned Subsidiaries of any of the Borrower, ATI Funding, TILLC, OREMET, ALC or TDY Industries, and (iv) sales, transfers or dispositions not in the ordinary course of business provided that the aggregate proceeds of all such sales, transfers and dispositions permitted by this item (iv) shall not exceed, (A) from August 31, 1996 until December 31, 2001, thirty percent (30%) of the Borrower's Consolidated Total Assets as of June 30, 1996, and (B) beginning with the first day of the Borrower's Fiscal Year 2002, if and to the extent that the Termination Date is extended pursuant to
                  Section 2.8, in any



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                  Fiscal Year of the Borrower thereafter during the term hereof more than ten (10%) of the Borrower's Consolidated Total Assets as of the beginning of such Fiscal Year.

         SECTION 1.04. NO OTHER AMENDMENTS. The amendments to the Existing Agreement set forth in Sections 1.01 and 1.03 inclusive above do not either implicitly or explicitly alter or amend, except as expressly provided in this Fifth Amendment, the provisions of the Existing Agreement. The amendments set forth in Sections 1.01 and 1.03 hereof do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Lenders or the Agent under the Existing Agreement with respect to any such violation. Nothing in this Fifth Amendment shall be deemed or construed to be a release of, or a limitation upon, the Lenders' or the Agents' exercise of any of their respective rights and remedies under the Existing Agreement and the other Loan Documents, whether arising as a consequence of any Events of Default which may now exist or otherwise, and all such rights and remedies are hereby expressly reserved.

                                   ARTICLE II

                     BORROWER'S SUPPLEMENTAL REPRESENTATIONS

         SECTION 2.01 INCORPORATION BY REFERENCE. As an inducement to the Lenders to enter into this Fifth Amendment, the Borrower hereby repeats herein, for the benefit of the Lenders, the representations and warranties made by the Borrower in Sections 3.1 through 3.15, inclusive, of the Existing Agreement, as amended hereby, except that for purposes hereof such representations and warranties shall be deemed to extend to and cover this Fifth Amendment.


                                   ARTICLE III

                              CONDITIONS PRECEDENT

         SECTION 3.01. CONDITIONS PRECEDENT. Each of the following shall be a condition precedent to the effectiveness of this Fifth Amendment:

         (i) The Agent shall have received duly executed counterpart originals of this Fifth Amendment executed by the Borrower and the Required Lenders.

         (ii) The Borrower shall deliver to the Agent a certificate of the Secretary or assistant secretary of the Borrower certifying:

                  (A) the corporate authority of the Borrower to execute, deliver and perform under this Fifth Amendments; and

                  (B) the names of the persons authorized on behalf of the Borrower to sign this Fifth Amendment, together with the true signatures of such persons.



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

         (iii) The following statements shall be true and correct on the Fifth Amendment Effective Date and on the date of the execution and delivery of this Fifth Amendment by the Borrower:

                  (A) except to the extent modified in writing by the Borrower heretofore delivered to the Lenders, the representations and warranties made pursuant to
                           Section 2.01 of this Fifth Amendment and in the other Loan Documents are true and correct on and as of the Fifth Amendment Effective Date and as of the date of the execution and delivery of this Fifth Amendment by the Borrower as though made on and as of such dates in all material respects;

                  (B) no Event of Default or event which with the giving of notice or passage of time or both would become an Event of Default has occurred and is continuing, or would result from the execution of or performance under this Fifth Amendment;

                  (C) the Borrower has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Existing Agreement and the other Loan Documents.

         SECTION 3.02 FIFTH AMENDMENT EFFECTIVE DATE. Upon completion of the conditions set forth in Section 3.01 of this Fifth Amendment, the effective date of this Fifth Amendment is deemed to be December 29, 2000, nunc pro tunc.


                                   ARTICLE IV

                               GENERAL PROVISIONS

         SECTION 4.01. RATIFICATION OF TERMS. Except as expressly amended or waived by this Fifth Amendment, the Existing Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed in all material respects.

         SECTION 4.02. REFERENCES. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this Fifth Amendment in connection with the Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Existing Agreement without making specific reference to this Fifth Amendment, but nevertheless all such references shall include this Fifth Amendment unless the context requires otherwise. After the execution and delivery of this Fifth Amendment by the Borrower and the effectiveness of this Fifth Amendment, all references in the Existing Agreement and each of the other Loan Documents to the "Agreement" shall be deemed to be references to the Existing Agreement as amended hereby.



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

         SECTION 4.03. COUNTERPARTS. This Fifth Amendment may be executed in different counterparts, and by the different parties hereto on separate counterparts, each of which when so executed shall be regarded as an original, and all such counterparts shall constitute one Fifth Amendment. Delivery of an executed signature page of a counterpart of this Fifth Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Fifth Amendment.

         SECTION 4.04. CAPITALIZED TERMS. Except for proper nouns and as otherwise defined herein, capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Existing Agreement, as amended hereby.

         SECTION 4.05. TAXES. The Borrower hereby agrees (i) to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Fifth Amendment and
(ii) to save the Managing Agents, the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 4.06. COSTS AND EXPENSES. The Borrower hereby agrees to pay all costs and expenses of the Agent (including, without limitation, the reasonable fees and the disbursements of the Agent's special counsel, Tucker Arensberg, P.C.) in connection with the preparation, execution and delivery of this Fifth Amendment and the related documents.

         SECTION 4.07. SEVERABILITY. Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 4.08. GOVERNING LAW. THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

         SECTION 4.09. HEADINGS. The headings of the sections in this Fifth Amendment are for purposes of reference only and shall not be deemed to be a part hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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


         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Fifth Amendment to be duly executed by their proper and duly authorized officers as of, and effective, nunc pro tunc as of the day first above written.

PNC BANK, NATIONAL ASSOCIATION,                  ALLEGHENY TECHNOLOGIES
as Lender, Managing Agent and Agent              INCORPORATED, a Delaware corporation
                                                 (formerly known as Allegheny Teledyne
                                                 Incorporated)


By:/s/David B. Gookin                 (SEAL)     By:/s/R. S. Park                             (SEAL)
   -----------------------------------              ------------------------------------------
Name:                                            Name:
     ---------------------------------                ----------------------------------------
Title:                                           Title:
      --------------------------------                 ---------------------------------------

THE CHASE MANHATTAN BANK, as                     BANK OF AMERICA, N.A. (formerly Bank
as Lender and Managing Agent                     of America National Trust and Savings
                                                 Association), as Lender and Managing Agent
                                                 and as successor in interest to NationsBank,
                                                 N.A.


By:/s/James H. Ramage                 (SEAL)     By:/s/Raju N. Patel                          (SEAL)
   -----------------------------------             -------------------------------------------
Name:                                            Name:
     ---------------------------------                ----------------------------------------
Title:                                           Title:
      --------------------------------                 ---------------------------------------


THE BANK OF NEW YORK                             MELLON BANK, N.A., as Lender and
                                                 Managing Agent


By:/s/Walter C. Parelli               (SEAL)     By:/s/Edward L. McGrath, C.F.A.              (SEAL)
   -----------------------------------              ------------------------------------------
Name:                                            Name:
     ---------------------------------                ----------------------------------------
Title:                                           Title:
      --------------------------------                 ---------------------------------------




BANK OF TOKYO-MITSUBISHI TRUST COMPANY           MORGAN GUARANTY TRUST COMPANY OF NEW YORK



By:/s/M. R. Marron                    (SEAL)     By:/s/Dennis R. Wilczek                      (SEAL)
      --------------------------------             -------------------------------------------
Name:                                            Name:
     ---------------------------------                ----------------------------------------
Title:                                           Title:
      --------------------------------                 ---------------------------------------



                       [SIGNATURES CONTINUED ON NEXT PAGE]




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                        [CONTINUATION OF SIGNATURE PAGE]


BANK ONE, NA                                     THE TORONTO-DOMINION BANK


By:/s/Philip R. Manger                 (SEAL)    By:/s/Susan K. Strong                             (SEAL)
    ----------------------------------             -----------------------------------------------
Name:                                            Name:
     ---------------------------------                ----------------------------------------
Title:                                           Title:
      --------------------------------                 ---------------------------------------

THE FUJI BANK LIMITED, NEW YORK                  FIRST UNION NATIONAL BANK, successor
BRANCH                                           by merger to CoreStates Bank, NA


By:                                    (SEAL)    By:/s/Barbara H. Pattison                         (SEAL)
   -----------------------------------             -----------------------------------------------
Name:                                            Name:
     ---------------------------------                ----------------------------------------
Title:                                           Title:
      --------------------------------                 ---------------------------------------


THE SANWA BANK LIMITED                           NATIONAL CITY BANK OF
                                                 PENNSYLVANIA

By:/s/Christopher DiCarlo              (SEAL)    By:/s/Michael A. Heinricher                       (SEAL)
   -----------------------------------             -----------------------------------------------
Name:                                            Name:
     ---------------------------------                ----------------------------------------
Title:                                           Title:
      --------------------------------                 ---------------------------------------



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